4800 140th Ave N Suite 101 Clearwater, FL 33762 Page 1 of 12 May 27, 2022 Joseph Liner 10531 E. Salt Bush Dr. Scottsdale, AZ 85255 Joeyliner77@gmail.com RE: Separation Waiver and Release Dear Joey, This letter agreement (“Agreement”) formalizes our understanding with you (“Employee”) regarding the separation of your employment with Digital Media Solutions, Inc., and its parents, subsidiaries, and affiliates (collectively, the “Company”). This Agreement also amends certain provisions of your equity compensation agreements with the Company described in Exhibit A attached hereto (the “Equity Compensation Agreements”). Certain capitalized terms used herein are defined on Exhibit A or within the Equity Compensation Agreements. 1. The Company and Employee agree that Employee’s last day of active employment with the Company shall be May 31, 2022 (the “Separation Date”) and you will be paid for services (including any commissions earned) through the Separation Date in accordance with the Company’s normal payroll practices. Beginning on June 1, 2022, you will begin providing services to the Company as a consultant provided that the parties agree on the terms of a separate Consulting Services Agreement (the “Consulting Agreement”), pursuant to which Company intends to pay Employee $15,000, $10,000, and $10,000 for certain consulting services to be agreed upon in June, 2022, July, 2022, and August, 2022, respectfully. 2. You will continue to receive DMS health/dental/vision benefits through August 31, 2022 at no cost to you. As of September 1, 2022, you may elect coverage in COBRA if you wish to do so. 3. Notwithstanding anything to the contrary contained in the 2020 RSU Agreement or the Plan (as that term is defined in the 2020 RSU Agreement), you will receive full vesting of the RSUs (as that term is defined in the 2020 RSU Agreement) that are scheduled to vest on July 16, 2022, and all such vested RSUs shall be settled by the issuance to you of Class A common stock, par value U.S. $0.001 per share, of the Company, not later than July 31, 2022. Notwithstanding anything to the contrary contained in the 2021 RSU Agreement or the Plan (as that term is defined in the 2021 RSU Agreement), you will receive full vesting of the RSUs (as that term is defined in the 2021 RSU Agreement) that are scheduled to vest on August 19, 2022, and all such vested RSUs shall be settled by the issuance to you of Class A common stock, par value U.S. $0.001 per share, of the Company, not later than August 31, 2022. .

4800 140th Ave N Suite 101 Clearwater, FL 33762 Page 2 of 12 4. Nothing contained in this Agreement shall affect your interest in or any rights you have in the Company’s 401K Plan. 5. The payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, equity, separation benefits or other compensation to which Employee may be entitled by virtue of Employee’s employment with the Company or Employee’s separation from the Company. To the fullest extent permitted by law, except for the Company’s obligations under this Agreement, Employee forever waives, releases, discharges and indemnifies Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively, “Releasees”), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever based upon any legal or equitable theory, whether contractual, tort, common-law, statutory, decisional, federal, state, local or otherwise Employee ever had, has or may have, whether known or not known, against Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct or occurrence, including but not limited to, any and all claims arising under: (i) Title VII of the Civil Rights Act of 1964, as amended; (ii) the Americans with Disabilities Act, as amended; (iii) the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (iv) any laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act, as amended, or the Older Workers Benefit Protection Act; (v) the Worker Adjustment and Retraining and Notification Act; (vi) any applicable civil rights law; (vii) alleged discrimination or retaliation in employment; (viii) any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of Employee’s employment or Employee’s separation of employment, the terms and conditions of Employee’s employment with the Company, the separation of such employment, and/or any of the circumstances or events relating directly or indirectly to, or surrounding such separation; and (ix) any law (statutory or decisional) providing for attorneys’ fees, litigation costs or disbursements. Employee also waives their right to any relief available under any of the above. 6. The Employee agrees that he has not and will not engage in any conduct that is injurious to the Company’s reputation or interest, including but not limited to (i) divulging, communicating, or in any way making use of any Confidential Information (as defined in Paragraph 10 below) acquired in the performance of his duties at the Company except for the benefit of the Company, as to be authorized in and governed by the Consulting Agreement; and (ii) publicly or privately disparaging (or inducing or encouraging others to publicly or privately disparage) or defaming the integrity of the Company or that may reasonably be expected to damage the business, image or reputation of the Company or its products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written, electronic, or oral statement. The Company agrees to not publicly or privately disparage (or induce or encourage others to

4800 140th Ave N Suite 101 Clearwater, FL 33762 Page 3 of 12 publicly or privately disparage) or defame the integrity of the Employee or the business, image or reputation of the Employee or his services with any written, electronic, or oral statement. For the avoidance of doubt, Employee engaging in any act not prohibited by Paragraph 7 shall not be a breach of this Paragraph 6. 7. Regarding the Equity Compensation Agreements, Company and Employee hereby agree to the following amendments thereto, as set forth below: (a) Section 6(d) of the 2020 RSU Agreement, Section 6(d) of the 2021 RSU Agreement, Section 7(d) of the 2020 Option Agreement, Section 7(d) of the 2021 Option Agreement shall be deleted in their entirety and, in all cases, replaced with the following language: “(d) Non-Competition. During the period of the Participant’s employment with the Company or its Affiliates and the Restricted Period, the Participant shall not, directly or indirectly, manage, operate, control or participate in the management, operation or control of, or be employed by or provide services to, any Competitive Business. Notwithstanding the foregoing, the Participant shall not be prohibited from engaging in any Competitive Business if (i) such Competitive Business also engages in lines of business that are separate, distinct and divisible from the business of the Company or its Affiliates, (ii) the Participant does not provide services, Confidential Information, or strategy to any division of the Competitive Business engaged or preparing to engage in lines of business or services engaged (during the period of the Employee’s employment with the Company) by the Company or its Affiliates (including any natural person working for, or providing services to, any such division), and (iii) the Participant does not attend meetings where the business of the Company or its Affiliates is discussed or where the Participant could, even inadvertently, disclose Confidential Information of the Company or its Affiliates; provided, further, that the Participant’s ownership of not more than 1% of any Competitive Business shall not constitute a violation of this Section [6(d)][7(d)]. Notwithstanding anything to the contrary contained in this Section [6(d)][7(d)], during the Restricted Period, Participant may provide Permitted Consulting Services (as defined below), to Competitive Businesses provided that (i) the provision of such services does not breach Participant’s non-solicitation obligations contained in Section [6(f)][7(f)] hereof and (ii) Permitted Consulting Services are not provided to the companies listed in Annex 1 to this Agreement. As used herein, “Permitted Consulting Services” means independent contractor consulting services (whether provided directly or through an entity controlled by Participant) including, without limitation, consulting third parties with respect to sales management, sales coaching, lead management, lead buying, call center services, advisory board advice, employee/independent contractor recruiting, and mergers and acquisitions.” (b) Employee understands and agrees that he remains bound to Section 6(e) of the 2020 RSU Agreement, Section 6(e) of the 2021 RSU Agreement, Section 7(e) of the 2020 Option Agreement, and Section 7(e) of the 2021 Option Agreement.

4800 140th Ave N Suite 101 Clearwater, FL 33762 Page 4 of 12 (c) Section 6(f) of the 2020 RSU Agreement, Section 6(f) of the 2021 RSU Agreement, Section 7(f) of the 2020 Option Agreement, Section 7(f) of the 2021 Option Agreement shall be deleted in their entirety and, in all cases, replaced with the following language: “(f) Customer Non-Solicitation. During the period of the Participant’s employment with the Company or its Affiliates and the Restricted Period, the Participant shall not, directly or indirectly, (a) encourage or solicit any customer, supplier, licensee or other business relation or prospective customer, supplier, licensee or other business relation of the Company or its Affiliates, in each case, only to the extent that the Participant had contact with such customer, supplier, licensee or other business relation in connection with the Participant’s employment with the Company or its Affiliates, to cease doing business with or reduce the amount of business conducted with the Company or its Affiliates or (b) solicit any customer, supplier, licensee or other business relation of the Company or any Affiliate of the Company which accounted for more than $4 million in revenues to, or expenses of, the Company during 2021 without the prior written approval of the Company, such approval not to be unreasonably withheld, conditioned or delayed.” (d) The definition of “Restricted Period” in the 2021 RSU Agreement and the 2021 Option Agreement is deleted and replaced with the following: “[‘]Restricted Period[’] means the 12 month period following the date on which the Participant’s employment with the Company or its Affiliates terminates for any reason.” (e) For the avoidance of doubt, the Company and Employee agree that the Employee’s employment with the Company and its Affiliates will terminate on May 31, 2022 and, accordingly, the Restricted Period, as defined in the Equity Compensation Agreements, will terminate on May 31, 2023. 8. Employee acknowledges and agrees that the confidentiality provisions contained in the 2020 RSU Agreement, 2021 RSU Agreement, 2020 Option Agreement and 2021 Option Agreement shall survive the Employee’s termination of employment as further described therein. 9. During the term of employment, Employee may have had access to “Confidential Information” which means unpublished and otherwise confidential information both of a technical and non-technical nature, relating to terms of employment, terms of this Agreement (except where disclosure is required by applicable law or is permitted by the terms of this Agreement), customer service records, Company training materials, the

4800 140th Ave N Suite 101 Clearwater, FL 33762 Page 5 of 12 business of the Company or its clients, customers, vendors or other third parties, including without limitation any of their actual or anticipated business, research or development, any of their technology or the implementation or exploitation thereof, including without limitation information Employee and others have collected, developed, obtained or created, including works for hire, information pertaining to accounts, prices, materials, processes, codes, material results, technology, system designs and specifications, intellectual property, trade secrets, and equipment designs, including information disclosed to the Company by others under agreements to hold such information confidential. Furthermore, Employee agrees that the terms of this Agreement constitutes Confidential Information except where disclosure is required by applicable law or is permitted by this Agreement. Employee is permitted to disclose the provisions of Paragraph 7 of this Agreement to any client or prospective client of Employee (or of any entity controlled by Employee) provided that such client or prospective client agrees to keep such provisions confidential). Notwithstanding the foregoing, Confidential Information does not include any information that is in the public domain or that comes into the public domain not as a result of a breach by Employee of any of the terms of this Paragraph 9. Employee agrees not to disclose or use any Confidential Information for any purpose, including without limitation any competitive purpose, unless authorized to do so by the Company in writing and except as required by law or court order. Pursuant to 18 U.S.C. § 1833(b), the Employee understands that the Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Company or its Affiliates that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to the Employee’s attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. The Employee understands that if the Employee files a lawsuit for retaliation by the Company or its Affiliates for reporting a suspected violation of law, the Employee may disclose the trade secret to the Employee’s attorney and use the trade secret information in the court proceeding if the Employee (Y) files any document containing the trade secret under seal, and (Z) does not disclose the trade secret, except pursuant to court order. Nothing in this Option Award Agreement, or any other agreement with or policy of the Company or its Affiliates is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section; provided, further, that nothing in this Agreement or any other agreement with or policy of the Company or its Affiliates shall prohibit or restrict the Employee from (i) responding to a valid subpoena, court order or similar legal process; provided, that, in the event of any such a required disclosure, the Employee must promptly notify the Company in writing of the information the Employee is required to disclose and to whom the Employee is requested to disclose such information so that the Company has a reasonable opportunity to challenge the subpoena, court order or similar legal process, or (ii) making any voluntary disclosure of information or documents concerning possible violations of law to any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Company. Nothing in this

4800 140th Ave N Suite 101 Clearwater, FL 33762 Page 6 of 12 Agreement or any other agreement with or policy of the Company or its Affiliates shall restrict the Employee from speaking freely with law enforcement, the Equal Employment Opportunity Commission, a state Division of Human Rights, a local commission on human rights, or an attorney retained by the Employee. Notwithstanding anything to the contrary contained in this Agreement or any other agreement to which the Employee is a party, Employee may disclose Confidential Information if necessary to enforce his rights under this Agreement. The Employee acknowledges that he has or will return prior to ceasing to provide any services to the Company all property, documents, materials, and any Confidential Information in his possession or control belonging to the Company or containing Confidential Information. 10. Employee will reasonably cooperate in connection with any investigation, administrative proceeding or litigation relating to any matter in which Employee was involved while an employee or of which Employee has knowledge and will give prompt notice to Company of any subpoena or request requiring Employee to provide information and, to the extent permitted by applicable law, will make no disclosure until the Company has had a reasonable opportunity to contest such disclosure. In the event that the Employee is required to participate in any investigation, administrative proceeding or litigation related to any matter in which Employee was involved while an Employee, the Employee will be compensated for Employee’s time at a reasonable hourly rate and will be reimbursed for any reasonable out-of-pocket costs incurred in connection therewith, provided that such costs are reviewed with the Company in advance of being incurred. 11. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Agreement shall supersede or limit any rights of Employee under Article VII of the Bylaws of the Company as of the Separation Date (titled “Indemnification of Directors and Officers”). 12. Other than claims with respect or related to the Company’s obligations under this Agreement, to the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will Employee pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which Employee may now have, have ever had, or may in the future have against the Releasees, which is based in whole or in part on any matter released pursuant to Paragraph 5 of this Agreement; provided, however, that nothing in this Paragraph 12 shall prohibit Employee from filing a charge or complaint with a government agency; provided further, however, Employee understands and agrees that, by entering into this Agreement, other than with respect to the Company’s obligations under this Agreement, Employee is releasing any and all individual claims for relief, and is waiving Employee’s right to recover any damages or other equitable or injunctive relief of any claim or suit brought by or through any federal, state, or local government agency

4800 140th Ave N Suite 101 Clearwater, FL 33762 Page 7 of 12 or other party with respect to any of the matters released pursuant to Paragraph 5 of this Agreement. Nothing in this Paragraph 12 shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act. 13. This Agreement is not and shall not be construed or contended by Employee or otherwise to be an admission or evidence of any wrongdoing or liability on the part of the Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. The Parties hereto agree and acknowledge that this Agreement shall not be interpreted to render Employee to be a prevailing party for any purpose, including but not limited to, an award of attorneys' fees. Employee is responsible for payment of any and all taxes applicable to any settlement or severance monies received. In the event the Internal Revenue Service or other taxing authority challenges the above allocation, the Parties agree to work together cooperatively in connection with any such challenge. Employee shall be solely responsible for paying all taxes and penalties owed by him and the Company shall be solely responsible for payment of all taxes and monies owed by it. 14. The Employee acknowledges they have carefully read this Agreement, has had an opportunity to consider the terms and consult an attorney and is signing this Agreement voluntarily. This Agreement constitutes the entire agreement between Employee and the Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter other than the confidentiality and other agreements and obligations referred to in Paragraph 8 above. Employee acknowledges that neither the Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing Employee to execute this Agreement, and Employee acknowledges that Employee has executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein. This Agreement is binding upon, and shall insure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of an email or facsimile copy shall have the same force and effect as execution of an original. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. This Agreement, subject to the terms contained within, is effective upon execution. Should any of the provisions of this Agreement be determined to be invalid by a court of competent jurisdiction, the Parties agree that this shall not affect the enforceability of the other provisions of the Agreement. In such case, the Parties shall renegotiate the invalidated provision(s) in good faith to effectuate its/their purpose and to conform the provision(s) to applicable law. 15. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to the conflict of laws provisions thereof.

4800 140th Ave N Suite 101 Clearwater, FL 33762 Page 8 of 12 Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties shall attempt to resolve any and all disputes, claims or controversy arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement through mediation administered by the American Arbitration Association (“AAA”) under its Commercial Mediation Procedures. If, after 90 days from the date that a party has provided the other party written notice of a dispute, claim or controversy that is subject to mediation under this Agreement, the dispute, claim or controversy has not been resolved by mediation, then the parties agree to have such dispute, claim or controversy settled by, and consent to the process of, arbitration administered by the AAA in accordance with its Commercial Arbitration Rules in lieu of litigation and in accordance with this Paragraph 15, with judgment on the award rendered by the arbitrator(s) as final, binding and conclusive, and judgment on any award may be entered in any court having competent jurisdiction. The arbitrator's decision shall be final, binding, and conclusive. The location of any mediation or arbitration shall be in Pinellas or Hillsborough County, Florida, and each party shall assume their own costs, including attorney’s fees; provided, however, that any mediation may be attended via zoom or a similar method; and provided further that any mediation or arbitration shall be before a single arbitrator who shall be appointed as follows: the claimant shall appoint one neutral, the respondent shall appoint one neutral, and the two party-appointed neutrals shall appoint a neutral mediator or arbitrator who shall serve as the single mediator or arbitrator, all such selections to be from the Roster of Neutrals of the AAA. Subject to the terms of this Agreement, actions to enforce the terms of this Agreement shall be submitted to the exclusive jurisdiction of any state or federal court located in Hillsborough or Pinellas County, Florida. 16. Employee acknowledges that this Agreement is in compliance with the Age Discrimination in Employment Act and The Older Worker Benefit Protection Act and that the Releases set forth in Paragraph 2 hereof shall be applicable, without limitation, to any claims brought under these Acts. Employee further acknowledges and agrees that: a. The Releases given by Employee are solely in exchange for the consideration set forth in Paragraph 2 of this Agreement and such consideration is in addition to anything of value which Employee received before entering this Agreement. b. By entering this Agreement, Employee does not waive rights or claims that may arise after the date this Agreement is executed or that may relate to the Consulting Services Agreement. c. Employee has been advised to consult an attorney before entering into this Agreement, and that this provision of this Agreement satisfies the requirement of the Age Discrimination in Employment Act and The Older Worker Benefit Protection Act that he be so advised in writing. d. Employee has had at least twenty-one (21) days from May __, 2022 within which to consider this Agreement and this agreement shall not become effective or

4800 140th Ave N Suite 101 Clearwater, FL 33762 Page 9 of 12 enforceable until after eleven (11) days have passed from the date it was signed by the Employee. Employee can reject such agreement within such eleven (11) days. If Employee were to reject this Agreement, he shall do so in writing and deliver such by certified mail to Digital Media Solutions, Inc., Attn: Ayesha Whyte, 4800 140th Ave N., Suite 101, Clearwater, FL 33762. If Employee revokes this Agreement and Release during this 11-day period, this Agreement becomes null and void in its entirety. 17. The monies provided under this Agreement are intended to satisfy the separation pay exception to the application of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (“Code Section 409A”). To the extent this Agreement becomes subject to Code Section 409A, it shall be construed and modified, and monies paid hereunder, as the Company deems necessary or appropriate to comply with Code Section 409A. In no event will the Company be required to pay any taxes or penalties that may be incurred as a result of a violation of Code Section 409A and such amounts shall be the sole responsibility of Employee. 18. Employee acknowledges that he is signing this Agreement knowingly and voluntarily, that he has read and understood all of the terms of this Agreement, and that he does not rely on any representation or statement, written or oral, not set forth in this Agreement. Employee further acknowledges and understands that he has accepted the consideration referenced in this Agreement in full satisfaction of all claims and obligations of the Company to him regarding any matter or incident up to the date he executes this Agreement and Employee affirmatively intends to be legally bound thereby. Because Employee is not a recipient of Medicare benefits as of the date of this release, no conditional payments have been made by Medicare. Employee hereby agrees and acknowledges that he is not entitled to receive any additional consideration or benefits from the Company, other than as expressly provided for or as contemplated herein. [signatures begin on next page]

4800 140th Ave N Suite 101 Clearwater, FL 33762 Page 10 of 12 Accepted to and Agreed: EMPLOYEE By _____________________________ Date ______________ Joseph Liner DIGITAL MEDIA SOLUTIONS, LLC By _____________________________ Date ______________ Ayesha Whyte Interim Chief Human Resources Officer

4800 140th Ave N Suite 101 Clearwater, FL 33762 Page 11 of 12 EXHIBIT A Non-Qualified Stock Option Award Agreement dated October 28, 2020 (the “2020 Option Agreement”) Non-Qualified Stock Option Award Agreement dated August 19, 2021 (the “2021 Option Agreement”) Restricted Share Unit Award Agreement dated October 28, 2020 (the “2020 RSU Agreement”) Restricted Share Unit Award Agreement dated August 19, 2021 (the “2021 RSU Agreement”)